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                                                                    EXHIBIT 21.1

                                   EXHIBIT A
                                   ---------


                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                 SUBSIDIARIES
                                 ------------

1.   ERP Operating Limited Partnership
2.   Equity Residential Properties Management Limited Partnership
3.   Equity Residential Properties Management Limited Partnership II
4. Equity Residential Properties Management Corp. I (own preferred stock only, not common)
5. Equity Residential Properties Management Corp. II (own preferred stock only, not common)

                                 ILLINOIS
                                 --------

1.   EQR-BS Financing Limited Partnership
2.   EQR-Chaparral Creek GP Limited Partnership
3.   EQR-Lincoln Green I and II GP Limited Partnership
4.   EQR-Lodge (OK) GP Limited Partnership
5.   EQR-Stonebrook GP Limited Partnership
6.   EQR-Sleepy Hollow Financing Limited Partnership
7.   EQR-EOI Financing Limited Partnership
8.   EQR-Continental Villas Financing Limited Partnership
9.   EQR-Doral Financing Limited Partnership
10.  EQR-Governor's Place Financing Limited Partnership
11.  EQR-Plantation Financing Limited Partnership
12.  EQR-Valley Park South Financing Limited Partnership
13.  EQR-Yorktowne Financing Limited Partnership
14.  EQR-SWN Line Financing Limited Partnership
15.  EQR-Arbors Financing Limited Partnership
16.  EQR-Breton Hammocks Financing Limited Partnership
17.  EQR-Emerald Place Financing Limited Partnership
18.  EQR-Essex Place Financing Limited Partnership
19.  EQR-Met Financing Limited Partnership
20.  EQR-Met CA Financing Limited Partnership
21.  EQR-Wellington Hill Financing Limited Partnership - (New Hampshire)
22.  EQR-Tanasbourne Terrace Financing Limited Partnership
23.  EQR-Reserve Square Limited Partnership - (Ohio)
24.  EQR-Fountainhead I Financing General Partnership
25.  EQR-Fountainhead II Financing General Partnership
26.  EQR-Fountainhead III Financing General Partnership
27.  E-Chaparral Associates Limited Partnership
28.  Equity-Chaparral Venture Limited Partnership
29.  E-G-One Associates
30.  Equity Green I Venture
31.  E-G-Two Associates
32.  Equity-Green II Venture
33.  E-Stonebrook Associates
34.  Equity-Stonebrook Venture Limited Partnership
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35.  E-Lodge Associates Limited Partnership
36.  Equity-Lodge Venture Limited Partnership
37.  Country Club Associates Limited Partnership
38.  Second Country Club Associates Limited Partnership
39.  Second Georgian Woods Limited Partnership
40.  Greenwich Woods Associates Limited Partnership
41.  Artery Northampton Limited Partnership
42.  Third Towne Centre Limited Partnership
43.  Fourth Towne Centre Limited Partnership
44.  Georgian Woods Annex Associates
45.  EQR-Keystone Financing General Partnership
46.  EQR-Camellero Financing Limited Partnership
47.  EQR-Arizona, L.L.C. - (Delaware)
48.  EQR-Washington, L.L.C. - (Delaware)
49.  EQR-Wellington, L.L.C. - (Delaware)
50.  EQR-Oregon, L.L.C. - (Delaware)
51.  EQR-Waterfall, L.L.C. - (Delaware)
52.  EQR-Virginia, L.L.C. - (Delaware)
53.  Multifamily Portfolio LP Limited Partnership
54.  EQR-Plantation, L.L.C. - (Delaware)
55.  EQR-California, L.L.C.;
56.  EQR-ArtBHolder, L.L.C.;
57.  EQR-ArtCapLoan, L.L.C.;
58.  EQR-Keystone Financing G.P.;
59.  Country Ridge General Partnership;
60.  Rosehill Pointe General Partnership;
61.  EQR-Canter Chase General Partnership;
62.  Hunter's Glen General Partnership;
63.  Sunny Oak Village General Partnership;
64.  EQR-Pine Meadows Garden General Partnership;
65.  EQR-Bond Partnership;
66.  EQR-Park Place I General Partnership;
67.  EQR-Park Place II General Partnership;
68.  Songbird General Partnership;
69.  Cedar Crest General Partnership;
70.  EQR-Creekside Oaks General Partnership;
71.  EQR-Village Oaks General Partnership;
72.  EQR-Lakeville Resort General Partnership;
73.  EQR-Trails at Dominion General Partnership;
74.  EQR-Virginia, L.L.C.
75.  EQR-Dartmouth Woods General Partnership